                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                              WSI Industries, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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

                                   [WSI LOGO]

                              WSI INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JANUARY 4, 2006

      Notice is hereby given that the Annual Meeting of Shareholders of WSI Industries, Inc. (the "Company") will be held at the Company's offices at 213 Chelsea Road, Monticello, Minnesota 55362, on Wednesday, January 4, 2006, at 1:30 p.m., local time, for the following purposes:

      1. To elect five directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

      2.    To adopt the Company's 2005 Stock Plan.

      3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on November 7, 2005, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                          By Order of the Board of Directors

                          Michael J. Pudil, Chairman and Chief Executive Officer

Minneapolis, Minnesota
December 1, 2005

      TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF SHAREHOLDERS, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY.

                                   [WSI LOGO]

                              WSI INDUSTRIES, INC.

                                 PROXY STATEMENT

                                -----------------

      This proxy statement is furnished to the shareholders of WSI Industries, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 4, 2006, or any adjournment or adjournments thereof. The Company's offices are located at 213 Chelsea Road, Monticello, Minnesota 55362 and its telephone number is (763) 295-9202. The mailing of this proxy statement to shareholders of the Company commenced on or about December 1, 2005.

                               GENERAL INFORMATION

VOTING

      The Company currently has only one class of securities, common stock, of which 2,672,630 shares were issued and outstanding and entitled to vote at the close of business on November 7, 2005. Only shareholders of record at the close of business on November 7, 2005 will be entitled to vote at the meeting.

      Each share is entitled to one vote and shareholders have cumulative voting rights in connection with the election of directors in the event any shareholder gives written notice of intent to cumulate votes to any officer of the Company before the meeting or to the presiding officer at the meeting. A shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder may be entitled by five (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees.

      All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone) in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

QUORUM AND VOTE REQUIREMENTS

      Under Minnesota law, a quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present.

      Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting of Shareholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If you abstain from voting on any of the other proposals, it has the same effect as a vote against the proposal.

      A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote for the election of directors. You may either vote "FOR" or "WITHHOLD" authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. You may vote "FOR," "AGAINST" or "ABSTAIN" on any other proposal.

      Each other item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

REVOKING A PROXY

      Any proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not revoked, the shares represented by such proxy will be voted.

SOLICITATION

      The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company may retain an outside firm to solicit proxies on the Company's behalf.

                         SECURITY OWNERSHIP OF PRINCIPAL
                           SHAREHOLDERS AND MANAGEMENT

      The following table includes information as of November 7, 2005, concerning the beneficial ownership of common stock of the Company by (i) shareholders known to the Company to hold more than five percent of the common stock of the Company, (ii) each of the directors and director nominees of the Company, (iii) each Named Executive Officer of the Company and (iv) all officers and directors of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held. The business address of each person is 213 Chelsea Road, Monticello, Minnesota 55362.

Name and Address                                            Percent
of Beneficial Owner                     Amount (1)        Of Class (2)
-------------------                     ----------        ------------
Paul Baszucki (3)                           12,250                *

Melvin L. Katten (3)                        44,300             1.7%

George J. Martin (3)                        55,400             2.1%

Eugene J. Mora (3)                           6,500                *

Michael J. Pudil (3)(4)                    120,000             4.3%

Paul D. Sheely (4)                          17,666                *

All Officers and Directors                 256,116             9.0%
  as a Group (6 persons)

----------
*     Less than one percent.

(1) Includes shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options in the amount of 6,500 shares for each of Messrs. Baszucki, Mora and Katten; 4,000 shares for Mr. Martin; 120,000 shares for Mr. Pudil; 16,666 shares for Mr. Sheely; and 160,166 shares for all officers and directors as a group.

(2) Shares of common stock subject to options that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options for computing such person's percentage, but are not treated as outstanding for computing the percentage of any other person.

(3) Serves as a director of the Company and has been nominated for re-election.

(4)   Named Executive Officer.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

      Five directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their respective successors are elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Governance/Nominating Committee has nominated, and the Board of Directors has ratified the nomination of, five persons named below. All of the nominees are currently directors of the Company.

      It is anticipated that proxies will be voted for such nominees, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board of Directors may propose.

      The names and ages of the nominees, their principal occupations and other information is set forth below, based upon information furnished to the Company by the nominees.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                                                  Principal Occupation                                 Director
Name and Age                                     and Other Directorships                                Since
---------------------  --------------------------------------------------------------------------      --------
Paul Baszucki (65)     Retired Chairman of Norstan, Inc., Minnetonka, Minnesota (communications          1988
                       technology); Director of G&K Services, Inc.

Melvin L. Katten (69)  Senior Partner of Katten Muchin & Zavis, Chicago, Illinois (law firm).            1985

George J. Martin (68)  Private Investor; Prior to October 1995, President, Chief Executive               1983
                       Officer and Chairman of PowCon Incorporated (manufacturer of electronic welding systems).

Eugene J. Mora (70)    Private Investor; Director of Pridestaff, Inc.; Prior to October 1996,            1985
                       President, Chief Executive Officer and Director of Amserv Healthcare Inc.,
                       LaJolla, California.

Michael J. Pudil (57)  President and Chief Executive Officer of the Company; Chairman of the             1993
                       Company's Board of Directors; Prior to November 1993, Vice President and
                       General Manager of Remmele Engineering, Inc., St. Paul, Minnesota
                       (contract machining).

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                       EACH OF THE NOMINEES FOR DIRECTOR.

                               GOVERNANCE MATTERS

BOARD ATTENDANCE AT MEETINGS

      The Board of Directors met four times during fiscal year 2005. Each nominee who served as a director in fiscal year 2005 attended at least 75% or more of the meetings of the Board of Directors and any committee on which he served.

      The Company does not have a formal policy on attendance at meetings of the Company's shareholders. However, the Company encourages all Board members to attend shareholder meetings that are held in conjunction with a meeting of the Board of Directors. Two members of the Board of Directors attended the 2005 Annual Meeting of Shareholders.

BOARD INDEPENDENCE

      The Board undertook a review of director independence in October 2005. As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his or her immediate family) and the Company, the Company's executive officers and the Company's auditors, and other matters bearing on the independence of directors. As a result of this review, the Board affirmatively determined that all of the directors, except Mr. Pudil, are independent as defined by the Nasdaq Marketplace Rules and the Securities and Exchange Commission.

DESCRIPTION OF COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has established a Governance/Nominating Committee, a Compensation Committee and an Audit Committee. The composition and function of these committees are set forth below.

      Governance/Nominating Committee. The Company formed a Governance/Nominating Committee in June 2004. The Governance/Nominating Committee operates under a written charter, a copy of which was attached as Appendix A to the Company's proxy statement for its 2005 Annual Meeting of Shareholders. The Governance/Nominating Committee is charged with the responsibility of identifying, evaluating and approving qualified candidates to serve as directors of the Company, ensuring that the Company's board and governance policies are appropriately structured, reviewing and recommending changes to the Company's governance guidelines, and overseeing Board and Committee evaluations. The current members of the Governance/Nominating Committee are Messrs. Baszucki, Katten, Martin and Mora. During fiscal year 2005, the Governance/Nominating Committee met one time.

      The charter of the Governance/Nominating Committee requires that this Committee consist of no fewer than two board members who satisfy the "independence" requirements of the Nasdaq Marketplace Rules. Each member of the Company's Governance/Nominating Committee meets these requirements.

      Compensation Committee. The Compensation Committee operates under a written charter and reviews and approves the compensation and other terms of employment of the Company's Chief Executive Officer and other senior management of the Company. Among its other duties, the Compensation Committee oversees the Company's stock-based compensation plans for executive officers, recommends board compensation, and reviews and makes recommendations on succession plans for the Chief Executive Officer. The Compensation Committee annually reviews the Chief Executive Officer's compensation and evaluates the Chief Executive Officer's performance. The current members of the Compensation Committee are Messrs. Martin (Chair), Baszucki and Katten. During fiscal year 2005, the Compensation Committee met three times.

      The charter of the Compensation Committee requires that the Committee consist of no fewer than two members, each of whom must be "independent" according to the Nasdaq Marketplace Rules and the rules of the Securities and Exchange Commission and a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act"). Each member of the Company's Compensation Committee meets these requirements. A report of the Compensation Committee is set forth below.

      Audit Committee. The Audit Committee assists the board by reviewing the integrity of the Company's financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by the Company with certain legal and regulatory requirements. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews the Company's annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including critical accounting policies of the Company, significant changes in the Company's selection or application of accounting principles and the Company's internal control processes. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.

      The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was attached as Appendix B to the Company's proxy statement for its 2005 Annual Meeting of Shareholders. The Company's Audit Committee presently consists of Messrs. Mora (Chair), Baszucki and Katten. During fiscal year 2005, the Audit Committee met four times.

      The Board of Directors has determined that all members of the Audit Committee are "independent" directors under the rules of the Nasdaq Stock Market and the Securities and Exchange Commission. The Company's Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. While the Board of Directors has determined that no one person serving on the Company's Audit Committee meets the Securities and Exchange Commission definition of an "audit committee financial expert," the Board of Directors believes that the members comprising the Audit Committee have the requisite attributes and abilities to allow them collectively to fulfill their duties as Audit Committee members. A report of the Audit Committee is set forth below.

DIRECTOR NOMINATIONS

      The Governance/Nominating Committee will consider candidates for board membership suggested by its members, other board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in Article II, Section 5 of the Company's Amended and Restated Bylaws as described in the section of this proxy statement entitled "Shareholder Proposals for Nominees."

      Criteria for Nomination to the Board. The Governance/Nominating Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The Committee has not adopted minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, as the Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of the Company and the Board of Directors. The Governance/Nominating Committee evaluates each prospective nominee against the following standards and qualifications:

      - Background, including high personal and professional ethics and integrity; and the ability to exercise good business judgment and enhance the Board's ability to manage and direct the affairs and business of the Company;

      - Commitment, including the willingness to devote adequate time to the work of the Board and its committees, and the ability to represent the interests of all shareholders and not a particular interest group;

      - Board skills needs, in the context of the existing makeup of the Board, and the candidate's qualification as independent and qualification to serve on Board committees;

      - Diversity, in terms of knowledge, experience, skills, expertise, and other demographics which contribute to the Board's diversity; and

      - Business experience, which should reflect a broad experience at the policy-making level in business, government and/or education.

      The Committee also considers such other relevant factors as it deems appropriate. The Governance/Nominating Committee will consider persons recommended by the shareholders in the same manner as other nominees.

      Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance/Nominating Committee deems appropriate, a third-party search firm. The Governance/Nominating Committee evaluates these candidates by reviewing the candidates' biographical information and qualifications and checking the candidates' references. One or more Committee members will interview the prospective nominees in person or by telephone. After completing the evaluation, the Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

      Board Nominees for the 2005 Annual Meeting. The Governance/Nominating Committee selected the nominees for this 2005 Annual Meeting in October 2005. All nominees served as directors during fiscal year 2005 and were elected by shareholders at the 2004 Annual Meeting of Shareholders. The Company has not engaged a third-party search firm to assist it in identifying potential director candidates, but the Governance/Nominating Committee may choose to do so in the future.

      Shareholder Proposals for Nominees. The Governance/Nominating Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Governance/Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the 1934 Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and
(c) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the shareholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class and number of shares of the corporation's capital stock beneficially owned by the person. To be considered, the written notice must be submitted in the time frames described in the Bylaws of the Company and under the caption, "Shareholder Proposals for 2006 Annual Meeting" below.

COMMUNICATIONS WITH DIRECTORS

      Shareholders may communicate with the Board as a group, the chair of any committee of the Board of Directors or any individual director by sending an e-mail to lead.director@wsci.com or by directing the communication in care of Lead Director, at the address set forth on the front page of this proxy statement.

                                 CODE OF ETHICS

      On October 29, 2003, the Company adopted a Code of Ethics & Business Conduct that applies to all directors and employees, including the Company's principal executive officer and principal financial officer, or persons performing similar functions. The Code of Ethics & Business Conduct is an exhibit to the Company's Annual Report on Form 10-K for the year ended August 28, 2004 filed with the Securities and Exchange Commission and available at www.sec.gov.

                                   PROPOSAL 2:

                           APPROVAL OF 2005 STOCK PLAN

GENERAL INFORMATION

      On October 28, 2005, the Company's Board of Directors adopted the WSI Industries, Inc. 2005 Stock Plan (the "2005 Plan"). The purpose of the 2005 Plan is to enable the Company and its subsidiaries to retain and attract key employees, consultants and non-employee directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such key employees, consultants and non-employee directors to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 2005 Plan authorizes the granting of awards in any of the following forms: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) deferred stock and (v) other rewards. A copy of the 2005 Plan is attached to this proxy statement as Appendix A.

      The board of directors believes the 2005 Plan will continue to be an important tool in attracting and retaining key personnel, especially given the highly competitive nature of its industry. Awards under the 2005 Plan will also allow the board to provide current and future award recipients with incentives that directly align their interest with those of the Company's shareholders. Additionally, there are no shares available to the Company for future issuance under any general equity compensation plan. Therefore, if approved, the 2005 Plan would be the only general equity compensation plan available to the Company.

SUMMARY OF THE 2005 PLAN

The principal features of the 2005 Plan are summarized below.

      Shares Available Under 2005 Plan. The maximum number of shares of common stock reserved and available under the 2005 Plan for awards is 200,000 (subject to possible adjustment in the event of stock splits or other similar changes in the common stock). Shares of common stock covered by expired or terminated stock options and forfeited shares of restricted stock or deferred stock may be used for subsequent awards under the 2005 Plan.

      Eligibility and Administration. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries, as well as consultants and non-employee directors, are eligible to be granted awards under the 2005 Plan. The 2005 Plan is administered by the Board or, in its discretion, by a committee of not less than two "non-employee directors," as defined in the 2005 Plan (the "Committee"), who are appointed by the Board of Directors. The term "Board" as used in the 2005 Plan refers to the Board or, if the Board has delegated its authority, the Committee. The Board has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, interpret the 2005 Plan, and adopt rules, regulations and procedures with respect to the administration of the 2005 Plan. However, no person may, during any fiscal year of the Company, receive grants of Stock Options or Stock Appreciation Rights under this Plan that, in the aggregate, exceed 100,000 shares.

      Stock Options. The Board may grant stock options that qualify as "incentive stock options" under the Internal Revenue Code (the "Code") or those that do not so qualify, referred to as "non-qualified stock options," in such form and upon such terms as the Board may approve from time to time. Stock options granted under the 2005 Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board's discretion, by tendering common stock of the Company. The optionee may elect to pay all or part of the option exercise price by having the Company withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price for the shares with respect to which such election is made. No stock option is transferable by the optionee or exercisable by anyone else during the optionee's lifetime.

      Stock options may be exercised during varying periods of time after a participant's termination of employment, depending upon the reason for the termination. Following a participant's death, the participant's stock options may be exercised to the extent they were exercisable at the time of death by the legal representative of the estate or the optionee's legatee for a period of one year or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the participant is terminated by reason of disability. If the participant retires, the participant's stock options may be exercised to the extent they were exercisable at the time of retirement or for a period of three months (or such longer period as determined by the Board at the time of retirement) from the date of retirement or until the expiration of the stated term of the option, whichever is less. If the participant is involuntarily terminated without cause, the participant's options may be exercised to the extent they were exercisable at the time of termination for the lesser of three months or the balance of the stated term of the option. If the participant's employment is terminated for cause, the participant's stock options immediately terminate. The Board may reduce these exercise periods for particular options. The Board may, in its discretion, accelerate the exercisability of stock options that would not otherwise be exercisable upon death, disability or retirement.

      No incentive stock option may be granted under the 2005 Plan after October 28, 2015. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price must be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 2005 Plan may be less than 100% of the fair market value of the common stock on the date of grant.

      Further, the Plan provides that each non-employee director who is elected or re-elected to the Board of Directors at a meeting of shareholders will automatically receive a grant of an option to purchase 2,000 shares of the Company's common stock, with the exercise price being the fair market value of a share of common stock on the date of grant. All options vest as to 25% of the shares underlying such option on the six-month anniversary of the date of grant and as to an additional 25% each of the three subsequent anniversary dates of the grant of such options. The options are exercisble for a term of five years, unless such non-employee director ceases to be a member of the Board, in which case the Stock Option shall expire 30 days after such non-employee director's departure from the Board.

      Stock Appreciation Rights. The Board may grant stock appreciation rights ("SARs") in connection with all or part of any stock option (with the exception of options granted to non-employee directors), either at the time of the stock option grant, or, in the case of non-qualified options, later during the term of the stock option. SARs entitle the participant to receive from the Company the same economic value that would have been derived from the exercise of an underlying stock option and the immediate sale of the shares of common stock. Such value is paid by the Company in cash, shares of common stock or a combination of both, in the discretion of the Board. SARs are exercisable or transferable only at such times and to the extent stock options to which they relate are exercisable or transferable. If an SAR is exercised, the underlying stock option is terminated as to the number of shares covered by the SAR exercise.

      Restricted Stock. The Board may grant restricted stock awards that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. The Company will hold the restricted stock in custody until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. Notwithstanding the foregoing, all restrictions with respect to restricted stock lapse 60 days (or less as determined by the Board) prior to the occurrence of a merger or other significant corporate change, as provided in the 2005 Plan.

      If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Board.

      Deferred Stock. The Board may grant deferred stock awards that result in shares of common stock being issued to a participant or group of participants upon the expiration of a deferral period. The Board may condition the grant of deferred stock upon the attainment of specified performance goals. The provisions of deferred stock awards need not be the same with respect to each recipient.

      Upon termination of employment for any reason during the deferral period for a given award, the deferred stock in question will be forfeited by the participant, subject to the Board's ability to waive any remaining deferral limitations with respect to a participant's deferred stock. During the deferral period, deferred stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered and any dividends declared with respect to the number of shares covered by a deferred stock award will either be immediately paid to the participant or deferred and deemed to be reinvested in additional deferred stock, as determined by the Board. The Board may allow a participant to elect to further defer receipt of a deferred stock award for a specified period or until a specified event.

      Other Awards. The Board may grant common stock, other common stock based and non-common stock based awards including, without limitation, those awards pursuant to which shares of common stock are or in the future may be acquired, awards denominated in common stock units, securities convertible into common stock, phantom securities and dividend equivalents. The Board shall determine the terms and conditions of such common stock, common stock based and non-common stock based awards provided that such awards shall not be inconsistent with the terms of the 2005 Plan.

PLAN BENEFITS TO NON-EMPLOYEE DIRECTORS

      The 2005 Plan provides for annual grants to the Company's non-employee directors of non-qualified options to purchase 2,000 shares of the Company's common stock. The following table sets forth the information with respect to options that will be granted under the 2005 Plan to those non-employee directors serving as a member of the Board of Directors of the Company immediately following this Annual Meeting, assuming each of the nominees for director is elected at this Annual Meeting and the 2005 Plan is approved by shareholders:

NAME                                 NUMBER OF SHARES
---------------------------          ----------------
Paul Baszucki                              2,000
Melvin L. Katten                           2,000
George Martin                              2,000
Eugene Mora                                2,000
                                           -----
All Non-Employee Directors,                8,000
as a Group

      The 2005 Plan allows for awards to the Company's officers, directors, employees, and consultants. However, other than as described above, the amount of any other award is not determinable at this time and will be made in the discretion of the Board or the Committee.

FEDERAL INCOME TAX CONSEQUENCES

      Stock Options. An optionee will not realize taxable income upon either the granting or exercise of an incentive stock option. However, upon exercise of the incentive stock option, the amount by which the fair market value of any shares exercised exceeds the option price is an item of tax preference for purposes of the alternative minimum tax. Upon the sale of such stock, the optionee generally will recognize capital gain or loss if the stock has been held for at least two years from the date of the option grant or at least one year after the stock was purchased. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The balance of any gain will be characterized as capital gain. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

      An optionee also will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she realizes taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. Upon the disposal of stock acquired pursuant to a Non-Qualified Option, the optionee's basis for determining taxable gain or loss will be the sum of the option price paid for the stock plus any related compensation income recognized by the optionee, and such gain or loss will be long-term or short-term capital gain or loss depending on whether the optionee has held the shares for more than one year. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

      Stock Appreciation Rights. The grant of an SAR would not result in income for the participant or in a deduction for the Company. Upon receipt of shares or cash from exercise of an SAR, the participant would generally recognize compensation income, and the Company would be entitled to a deduction, measured by the fair market value of the shares plus any cash received.

      Restricted Stock and Deferred Stock. The grant of restricted stock and deferred stock will not result in immediate income for the participant or a deduction for the Company for federal income tax purposes, assuming the shares are not transferable and subject to restrictions creating a "substantial risk of forfeiture," as intended by the Company. If the shares are transferable or there are no such restrictions or deferral periods, the participant will generally realize compensation income upon receipt of the award. Otherwise, any participant generally will realize taxable compensation income when any such restriction or deferral period lapses. The amount of such income will be the value of the common stock on that date, less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period or deferral period would also be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. A participant may elect, under Section 83(b) of the Internal Revenue Code, to be taxed on the value of the stock at the time of award. If this election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

      Withholding. The 2005 Plan requires each participant, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay to the Company any federal, state or local taxes required by law to be withheld with respect to the award. The Company, to the extent permitted by law, has the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the 2005 Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Company common stock which would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Company common stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the participant. In that case, the Company would pay the tax liability from its own funds.

REGISTRATION WITH THE SEC

      Upon approval of the 2005 Plan by the shareholders, the Company intends to file a registration statement with the Securities and Exchange Commission pursuant to the 1933 Act covering the offering of the 200,000 shares of common stock issuable under the 2005 Plan.

VOTE REQUIRED

      Approval of Proposal 2: Approval of the 2005 Stock Plan requires the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on Proposal 2 or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                        ADOPTION OF THE 2005 STOCK PLAN.

           ADDITIONAL INFORMATION REGARDING EQUITY COMPENSATION PLANS

      The following table sets forth information regarding the Company's equity compensation plans in effect as of August 28, 2005. Each of our equity compensation plans is an "employee benefit plan" as defined by Rule 405 of Regulation C of the 1933 Act.

EQUITY COMPENSATION PLAN INFORMATION

                                                                                     Number of shares of common
                                      Number of shares of                           stock remaining available for
                                 common stock to be issued      Weighted-average    future issuance under equity
                                       upon exercise of        exercise price of    compensation plans (excluding
                                    outstanding options,      outstanding options,  securities reflected in the
PLAN CATEGORY                       warrants and rights       warrants and rights        first column)
------------------------------   -------------------------    --------------------  ------------------------------
Equity compensation plans
approved by shareholders (1):

   1987 Stock Option Plan                    5,000                     $ 3.88                     --

   1994 Stock Plan                         251,499                     $ 3.14                     --

Equity compensation plans
not approved by
shareholders:

   None

                                                --                         --                     --

Total                                      256,499                     $ 3.15                     --

----------
(1) The Company's Board of Directors has approved a 2005 Stock Plan and authorized an additional 200,000 shares for issuance thereunder. The 2005 Stock Plan is subject to approval of the Company's shareholders as described in this proxy statement under Proposal 2: Approval of the 2005 Stock Plan.

                               EXECUTIVE OFFICERS

      Set forth below is biographical and other information on our executive officers. Information about Michael J. Pudil, our President and Chief Executive Officer, may be found under the heading "Nominees for Election to the Board of Directors" at Proposal 1: Election of Directors.

Paul D. Sheely (46)           Vice President, Treasurer, and Secretary. Mr.
                              Sheely joined the Company in September 1998 as Vice President of Finance. From 1996 to 1998 he served as Chief Financial Officer of Graseby
                              Medical, Inc., a medical device manufacturer of volumetric infusion pumps.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table shows, for the fiscal years ending August 28, 2005, August 29, 2004 and August 31, 2003, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's President and Chief Executive Officer, Michael Pudil, and to the only other executive officer of the Company whose salary and bonus earned for fiscal year 2005 exceeded $100,000, Paul Sheely, the Company's Vice President of Finance and Chief Financial Officer (each, a "Named Executive Officer").

                           SUMMARY COMPENSATION TABLE

                                                                    Long Term
                                                                   Compensation
                                                                   -------------
                                                                      Awards
                                                                   -------------
                                          Annual Compensation       Securities
                                        -----------------------     Underlying         All Other
Name and Principal Position     Year     Salary         Bonus         Options        Compensation(1)
---------------------------     ----   ---------      --------     -------------     ---------------
Michael J. Pudil                2005    $218,300      $ 60,251             --            $8,200
 Chairman; President and        2004     218,300            --         30,000             8,000
 Chief Executive Officer        2003     222,498        48,636         30,000             8,000

Paul D. Sheely                  2005     125,000        34,500             --             5,000
 Vice President and             2004     123,672            --         10,000             6,030
 Chief Financial Officer        2003     123,885        27,080         10,000             4,956

(1) These amounts represent Company's matching contributions to the Company's 401(k) plan on behalf of such employee.

OPTION GRANTS IN FISCAL YEAR 2005

      There were no grants of stock options made to the Named Executive Officers during fiscal year 2005.

OPTION EXERCISES AND HOLDINGS

      The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of fiscal year 2005 by the Named Executive Officers:

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                                Number of Securities             Value of Unexercised In-the-
                                                               Underlying Unexercised                 Money Options/SARs
                                                                Options/SARs at FY-End                    at FY-End (1)
                     Shares Acquired                      --------------------------------     -------------------------------
Name                   on Exercise      Value Realized    Exercisable        Unexercisable     Exercisable       Unexercisable
----------------     ---------------    --------------    -----------        -------------     -----------       -------------
Michael J. Pudil         80,000            $205,600         120,000              10,000         $41,550              $6,000

Paul D. Sheely           35,001            $ 70,152          16,666               3,333         $ 9,099              $2,000

----------
(1) Based on a per share price of $3.35, which was the closing sale price of the Company's common stock on August 26, 2005, the last trading day of the Company's fiscal year. The value of unexercised options is calculated by determining the difference between the fair market value of the shares underlying the options at August 28, 2005 and the exercise price of the options, multiplied by the number of options outstanding.

EMPLOYMENT AGREEMENTS

      The Company has an employment agreement with Mr. Pudil as the Company's President and Chief Executive Officer. The employment agreement provides for, among other things, continued salary and benefits for eighteen months if Mr. Pudil's employment is terminated without good cause.

      The Company has also entered into employment (change of control) agreements with Messrs. Pudil and Sheely as the Company's executive officers that provide for lump sum cash severance payments and fringe benefits under certain circumstances following a change in control of the Company. The agreements provide for a payment of approximately one and one-half times average respective annual compensation of these executive officers if the change of control is approved by the Board of Directors, and approximately three times average annual compensation if the change of control is not approved by the Board of Directors. In general, a "change of control" would include a change resulting from the acquisition of 50% or more of the Company's outstanding voting stock by any person, a change in the current members of the Board of Directors or their successors elected or nominated by such members whereby they cease to be a majority of the Board of Directors, or the Company disposing of 75% or more of its assets, other than to an entity owned 50% or greater by the Company or any of its subsidiaries. The agreements with the executive officers continue in effect until January 11, 2005, with automatic renewals for successive one-year periods thereafter unless the Company notifies the executive of termination of the agreement at least sixty days prior to the end of the initial term or any renewal term. However, if a change in control occurs during the term or renewal term of the agreement, the agreement will continue in effect for a period of 24 months from the date of the occurrence of the change in control.

      If a change of control which was not approved by the Board of Directors had occurred at the end of calendar 2005 and the executives' employment was terminated without cause or by the executive for good reason, the executive officers would have received the approximate payment indicated pursuant to the employment agreements: Mr. Pudil, $718,000; Mr. Sheely, $404,000; and all current executive officers as a group, $1,122,000.

DIRECTOR COMPENSATION

      Directors who are not employees of the Company (currently all directors except Mr. Pudil) earned an annual retainer of $10,000 for service in calendar year 2005. Each non-employee director is paid a fee of $500 for each meeting of the Board of Directors or any Committee attended, except that no payments are made for Committee meetings that immediately precede or follow a Board meeting.

      One of the proposals at this 2005 Annual Meeting of Shareholders is the approval of the Company's 2005 Stock Plan. If approved, under the 2005 Stock Plan each non-employee member of the Board of Directors will receive at the time of election or re-election to the Board by the shareholders an option to purchase 2,000 shares of the Company's common stock at a purchase price equal to the fair market value of the Company's common stock on the date of such election or reelection. The term of each director option will be five years, unless the director leaves the Board, in which event the option expires within 30 days of leaving the Board. Each director option will be exercisable in installments of 25% beginning six months after the date of grant, and 25% on each of the three subsequent anniversaries of the date of grant. However, if shareholders do not approve Proposal 2: Approval of the 2005 Stock Plan, no awards will be granted to any person under the 2005 Stock Plan.

      The Company established a retirement program in 1982 for directors not covered by any other retirement plan of the Company that provides for the payment of an annual benefit equal to the annual retainer paid to directors during the full fiscal year preceding retirement. The retirement benefit, which is payable to directors who have served five years or more, commences at the time the director retires if age 65 or older, or at age 65 if the director ceases to serve as a director prior to age 65. The retirement benefit is subject to proportionate reduction if the director has served the Company less than 15 years. Benefits are payable during the lifetime of the retired director, but not exceeding 10 years.

                 REPORTS OF COMMITTEES OF THE BOARD OF DIRECTORS

REPORT OF THE COMPENSATION COMMITTEE

      Set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal year 2005 as they affected Mr. Pudil, the Company's President and Chief Executive Officer, and the other executive officers.

      Compensation Policies Toward Executive Officers. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

      The Company's executive compensation has historically consisted of three components: (i) base salaries, (ii) stock options and (iii) cash bonuses paid out pursuant to annual profitability-based plans. The Compensation Committee has historically established the base salaries of each executive officer utilizing compensation surveys, performance against defined goals and longevity with the Company. With respect to cash bonuses, the Compensation Committee has historically established on an annual basis certain profitability targets and performance objectives at the beginning of each fiscal year, pursuant to which cash performance bonuses of up to 50% of an executive officer's base salary can be paid. The Company has also used stock option grants as a key ingredient of its executive compensation plans, reflecting the Compensation Committee's position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. In order to direct the Company's executives toward steady growth and to retain the executive's services, the stock options granted are exercisable over a ten-year period and vest over periods of up to 36 months. No options were granted to any executive officer in fiscal year 2005.

      For 2005, the Compensation Committee recommended, and the Board of Directors approved, the 2005 Management Bonus Plan (the "Plan") for executive officers. Under the Plan, executive officers were eligible for cash bonuses ranging from zero to 50% of their respective base salaries, depending upon the Company's fiscal year 2005 performance against goals established by the Compensation Committee. The goals established by the Compensation Committee related to increased revenues from business that would diversify the customer base as well as return on tangible assets. The Company's fiscal year 2005 performance was required to meet minimums established for each performance goal before any bonus amounts were payable to executive officers in respect of that performance goal. Under the Plan, the executive officers earned cash bonuses of 27.6% of their respective salaries for fiscal year 2005.

      Chief Executive Officer Compensation. The compensation package for the fiscal year 2005 for Michael J. Pudil, the Company's Chief Executive Officer, was determined by the Compensation Committee. The compensation for Mr. Pudil was determined using a process and philosophy similar to that used for all executives. In fiscal 2005, Mr. Pudil earned a cash bonus of $60,251 under the Plan, representing 27.6% of his base salary for fiscal year 2005. No options were granted to Mr. Pudil in fiscal year 2005.

                     SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS:

               George J. Martin       Paul Baszucki      Melvin L. Katten
                  (Chair)

      The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the 1934 Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is currently comprised of Messrs. Mora, Baszucki and Katten. In accordance with its Charter, the Audit Committee reviewed and discussed the audited financial statements with management and Schechter Dokken Kanter Andrews & Selcer Ltd., the Company's independent accountants. The discussions with Schechter Dokken Kanter Andrews & Selcer Ltd. also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

      Schechter Dokken Kanter Andrews & Selcer Ltd. provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Schechter Dokken Kanter Andrews & Selcer Ltd.

      Based on the discussions with management and Schechter Dokken Kanter Andrews & Selcer Ltd., the Audit Committee's review of the representations of management and the report of Schechter Dokken Kanter Andrews & Selcer Ltd., the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended August 28, 2005 filed with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS:

                Eugene J. Mora        Paul Baszucki        Melvin L. Katten
                  (Chair)

      The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or the 1934 Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

PERFORMANCE GRAPH

      The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen to use the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and the Nasdaq Non-Financial Stock Index as its peer group index. The table below compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested as of August 27, 2000 in the common stock of the Company, the Nasdaq Stock Market Index and the Nasdaq Non-Financial Stock Index, assuming the reinvestment of all dividends.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                  [PERFORMANCE GRAPH]

                               Aug. 27,    Aug. 26,    Aug 25,    Aug. 31,      Aug. 29,       Aug. 28,
                                 2000        2001       2002        2003          2004           2005
                               --------    --------    -------    --------      --------       --------
WSI Industries, Inc.             $100       $42.29     $ 25.17    $  61.74      $  50.95       $  76.57
Nasdaq Stock Market (U.S.)       $100       $47.27     $ 34.34    $  45.01      $  46.41       $  53.04
Nasdaq Non-Financial Stocks      $100       $43.94     $ 30.22    $  40.58      $  41.15       $  47.37

      Since the Company's fiscal year ends on the last Sunday of August each year, data in the above table reflects market values for the Company's stock as of the close of trading on the Friday preceding the Company's fiscal year end for each year presented.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 28, 2005 all Section 16(a) filing requirements applicable to its insiders were complied with.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee approved the engagement of Schechter Dokken Kanter Andrews & Selcer Ltd. ("SDK") as the Company's independent public accountant to audit the financial statements of the Company for the fiscal year ending August 28, 2005 and to perform other accounting services as determined by the Audit Committee.

      A representative of SDK is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

FEES OF INDEPENDENT PUBLIC ACCOUNTANTS

      The following is an explanation of the fees billed to the Company by SDK for professional services rendered for the fiscal years ended August 28, 2005 and August 29, 2004, which totaled $47,470 and $47,530, respectively.

AUDIT FEES

      The aggregate fees billed to the Company for professional services related to the audit of the Company's annual financial statements, review of financial statements included in the Company's Form 10-Q, or other services normally provided by SDK in connection with statutory and regulatory filings or engagements for the fiscal years ended August 28, 2005 and August 29, 2004 totaled $42,930 and $39,400, respectively.

TAX FEES

      The aggregate fees billed to the Company by SDK for professional services related to tax compliance, tax advice, and tax planning, including federal, state and local income tax matters, for the fiscal years ended August 28, 2005 and August 29, 2004 totaled $4,500 and $7,475, respectively.

ALL OTHER FEES

      The aggregate fees billed to the Company by SDK for professional services or products not previously disclosed, including miscellaneous consulting services for the fiscal year ended August 29, 2004 totaled $475.

AUDIT COMMITTEE PRE-APPROVAL PROCEDURES

      The Company has adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $5,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by the Company's independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee's responsibilities to Company management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

      All of the services described above for fiscal year 2005 were pre-approved by the Audit Committee or a member of the Committee before SDK was engaged to render the services.

                  SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

      The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The WSI Industries, Inc. 2006 Annual Meeting of Shareholders is expected to be held on or about January 4, 2007 and proxy materials in connection with that meeting are expected to be mailed on or about December 1, 2006. Shareholder proposals prepared in accordance with the Commission's proxy rules must be received at the Company's corporate office on or before August 4, 2006, in order to be considered for inclusion in the Board of Directors' Proxy Statement and proxy card for the 2006 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

      Pursuant to the Company's Bylaws, in order for any other proposal to be properly brought before the next annual meeting by a shareholder, including a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder's intent to bring a matter before the annual meeting, or nominate the director, in a timely manner. To be timely under the Company's Bylaws, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail above under "Director Nominations" and in the Company's Bylaws. In addition, if the Company receives notice of a shareholder proposal less than 45 days before the date on which the Company first mailed its materials for the prior year's annual meeting, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for the Company's 2006 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

                                     GENERAL

      The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

      The Company's Annual Report to Shareholders for the fiscal year ended August 28, 2005 is being mailed to shareholders with this Proxy Statement. Shareholders may receive without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: WSI Industries, Inc., 213 Chelsea Road, Monticello, MN 55362, Attention: Paul D. Sheely, or by calling the Company at (763) 295-9202.

                          By Order of the Board of Directors,

                          Michael J. Pudil, Chairman and Chief Executive Officer

Appendix A: WSI Industries, Inc. 2005 Stock Plan

                                                                      Appendix A

                              WSI INDUSTRIES, INC.
                                 2005 STOCK PLAN

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS

      The name of this plan is the WSI Industries, Inc. 2005 Stock Plan (the "Plan"). The purpose of the Plan is to enable WSI Industries, Inc. (the "Company") and its Subsidiaries to retain and attract executives and other key employees, consultants and directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

      For purposes of the Plan, the following terms shall be defined as set forth below:

      a.    "Board" means the Board of Directors of the Company.

      b. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company.

      c.    "Code" means the Internal Revenue Code of 1986, as amended.

      d. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the Board shall exercise the functions of the Committee specified in the Plan, unless the Plan specifically states otherwise.

      e. "Company" means WSI Industries, Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).

      f. "Deferred Stock" means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

      g. "Disability" means permanent and total disability as determined by the Committee.

      h. "Early Retirement" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

      i. "Fair Market Value" means the value of the Stock on a given date as determined by the Committee in accordance with Section 422(c)(7) of the Code and any applicable Treasury Department regulations promulgated thereunder.

      j. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of
            Section 422 of the Code.

      k. "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(g)(3) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

      l. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a "Non-Qualified Stock Option."

      m. "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after age 65.

      n. "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of a Stock Option, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain as provided in Section 424(e) of the Code.

      o. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 7 below.

      p.    "Retirement" means Normal Retirement or Early Retirement.

      q. "Stock" means the Common Stock, $.10 par value per share, of the Company.

      r. "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all or a portion of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and
            (ii) the aggregate exercise price of such Stock Option or such portion thereof.

      s. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

      t. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of a Stock Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain as provided in Section 424(f) of the Code.

SECTION 2. ADMINISTRATION

      The Plan shall be administered by the Board of Directors or by a Committee of not less than two Outside, Non-Employee Directors, who shall be appointed by the Board of Directors of the Company and who shall serve at the pleasure of the Board.

      The Committee shall have the power and authority to grant to eligible persons, pursuant to the terms of the Plan: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; or (iv) Deferred Stock awards.

      In particular, the Committee shall have the authority:

      (i) to select the officers and other key employees of the Company and its Subsidiaries, members of the Board of Directors and consultants and other persons having a contractual relationship with the Company or its Subsidiaries, to whom Stock Options, Stock Appreciation Rights, Restricted Stock and/or Deferred Stock awards may from time to time be granted hereunder;

      (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards, or a combination of the foregoing, are to be granted hereunder;

      (iii) to determine the number of shares to be covered by each such award granted hereunder;

      (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto), and to amend such terms and conditions (including, but not limited to, any amendment which accelerates the vesting of any award); and

      (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

      The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate its authority to officers of the Company for the purpose of selecting employees who are not officers of the Company for purposes of (i) above.

      All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3. STOCK SUBJECT TO PLAN

      The total number of shares of Stock reserved and available for distribution under the Plan shall be 200,000. Such shares shall consist, in whole or in part, of authorized and unissued shares.

      Subject to paragraph (b)(iv) of Section 6 below, if any shares that have been optioned ceased to be subject to Options, or if any shares subject to any Restricted Stock or Deferred Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan.

      In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Restricted Stock or Deferred Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Option.

SECTION 4. ELIGIBILITY

      Officers, other key employees of the Company or its Subsidiaries, members of the Board of Directors and consultants and other persons having a contractual relationship with the Company or its Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

      Notwithstanding the foregoing, no person may, during any fiscal year of the Company, receive grants of Stock Options or Stock Appreciation Rights under this Plan which, in the aggregate, exceed 100,000 shares.

SECTION 5. STOCK OPTIONS

      Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

      The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options shall be granted under the Plan after October 28, 2015.

      The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options (in each case with or without Stock Appreciation Rights). To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

      Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

      Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

      (a) Option Price. The Committee shall determine the option price per share of Stock purchasable under a Stock Option at the time of grant. In no event shall the option price per share of Stock purchasable under an Incentive Stock Option be less than 100% of the Fair Market Value of the Stock on the date of the grant of the option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

      (b) Option Term. The Committee shall fix the term of each Stock Option, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

      (c) Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Notwithstanding the foregoing, unless the Stock Option Agreement provides otherwise, any Stock Option granted under this Plan shall be exercisable in full, without regard to any installment exercise provisions, for a period specified by the Company, but not to exceed sixty (60) days, prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

      (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale proceeds to pay the exercise price. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee), provided, however, that in the event payment is made in the form of shares of Restricted Stock or a Deferred Stock award, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock or Deferred Stock award tendered as payment by the optionee. If the terms of the option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 12.

      (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

      (f) Termination by Death. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Committee shall specify at grant) from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.

      (g) Termination by Reason of Disability. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one year (or such shorter period as the Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

      (h) Termination by Reason of Retirement. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after three months (or such longer period as the Committee shall specify at Retirement) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

      (i) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that the option may be exercised to the extent it was exercisable at such termination for the lesser of three months (or such shorter period as the Committee shall specify at grant) or the balance of the option's term, provided, however, that if the optionee's employment is terminated for Cause, all rights under the Stock Option shall terminate and expire upon such termination.

      (j) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

      (k) Directors who are not Employees. Each Non-Employee Director of the Company or any Subsidiary who, on or after the date this Plan is approved by the shareholders of the Company, (A) is elected or re-elected as a director of the Company at any annual meeting of the shareholders of the Company, or (B) is elected as a director of the Company at any special meeting of the shareholders of the Company, shall as of the date of such election or re-election automatically be granted a Stock Option to purchase 2,000 shares of Stock at the option price per share equal to 100% of the Fair Market Value of a share of Stock on such date. In the case of a special meeting, the action of the shareholders in electing such director shall constitute the granting of the Stock Option to such director, and, in the case of an annual meeting, the action of the shareholders in electing or re-electing such director shall constitute the granting of a Stock Option to such director; and the date when the shareholders take such action shall be the date of grant of the Stock Option. All such Stock Options shall be designated as Non-Qualified Stock Options and shall be subject to the same terms and provisions as are then in effect with respect to the granting of Non-Qualified Stock Options to officers and key employees of the Company, except that (i) the term of each such Stock Option shall be equal to five (5) years, unless such director ceases to be a member of the Board, in which case the Stock Option shall expire 30 days after such director's departure from the Board; (ii) the Stock Option shall be exercisable as to 25% of the shares subject to the Stock Option six months after the date the Stock Option is granted and as to an additional 25% each of the three subsequent anniversary dates of the grant of such options; and (iii) no Stock Appreciation Rights may be granted to any director under this paragraph (k) or in any other manner under this Plan. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to Stock Options granted to directors.

SECTION 6. STOCK APPRECIATION RIGHTS

      (a) Grant and Exercise. Except as set forth in paragraph (k) of Section 5, Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of the option.

      A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

      An optionee may exercise a Stock Appreciation Right by surrendering the applicable portion of the related Stock Option in accordance with paragraph (b) of this Section 6. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph
(b) of this Section 6. Stock Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

      (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

            (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

                     (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

                  (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5 of the Plan.

                  (iv) Upon the exercise of a Stock Appreciation Right, the
            Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued or issuable under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

                  (v) A Stock Appreciation Right granted in connection with an
            Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

SECTION 7. RESTRICTED STOCK

      (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

      (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

            (i) Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

            "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the WSI Industries, Inc. 2005 Stock Plan and an Agreement entered into between the registered owner and WSI Industries, Inc. Copies of such Plan and Agreement are on file in the offices of WSI Industries, Inc., 213 Chelsea Road, Monticello, Minnesota 55362."

            (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

      (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

            (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. In no event shall the Restriction Period be less than one
      (1) year. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

            (ii) Except as provided in paragraph (c)(i) of this Section 7, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3). Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

            (iii) Subject to the provisions of the award agreement and paragraph
      (c)(iv) of this Section 7, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

            (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

            (v) Notwithstanding the foregoing, all restrictions with respect to any participant's shares of Restricted Stock shall lapse, on the date determined by the Committee, prior to, but in no event more than sixty
      (60) days prior to, the occurrence of any of the following events: (i) dissolution or liquidation of the Company, other than in conjunction with a bankruptcy of the Company or any similar occurrence; (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity; or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

SECTION 8. DEFERRED STOCK AWARDS

      (a) Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and Subsidiaries to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any participant or group of participants, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those contained in paragraph (b) of this Section 8. The Committee may also condition the grant of Deferred Stock upon the attainment of specified performance goals. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

      (b) Terms and Conditions.

            (i) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. In no event shall the Deferral Period be less than one (1) year. At the expiration of the Deferral Period (or Elective Deferral Period, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

            (ii) Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock or otherwise reinvested, all as determined at the time of the award by the Committee, in its sole discretion.

            (iii) Subject to the provisions of the award agreement and paragraph
      (b)(iv) of this Section 8, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question shall be forfeited by the participant.

            (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause) including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant's Deferred Stock.

            (v) A participant may elect to further defer receipt of the award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made prior to completion of one half of the Deferral Period for a Deferred Stock award (or for an installment of such an award).

            (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

SECTION 9. TRANSFER, LEAVE OF ABSENCE, ETC.

      For purposes of the Plan, the following events shall not be deemed a termination of employment:

            (a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

            (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

            (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

SECTION 10. AMENDMENTS AND TERMINATION

      The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock or other Stock-based award theretofore granted, without the optionee's or participant's consent; or (ii) which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any other regulatory requirements.

      The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his consent. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

SECTION 11. UNFUNDED STATUS OF PLAN

      The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

SECTION 12. GENERAL PROVISIONS

      (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

      All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock, Deferred Stock or other Stock-based awards shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (b) Subject to paragraph (d) below, recipients of Restricted Stock, Deferred Stock and other Stock-based awards under the Plan (other than Stock Options) are not required to make any payment or provide consideration other than the rendering of services.

      (c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

      (d) Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant; or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 12(d). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

SECTION 13. EFFECTIVE DATE OF PLAN

      The Plan shall be effective on October 28, 2005 (the date of approval by the Board of Directors), subject to approval by a vote of the holders of a majority of the Stock present and entitled to vote at the Annual Meeting of the Company's Shareholders on January 4, 2006, and shall expire (unless terminated earlier) as of October 28, 2015. Awards may be granted under the Plan prior to Shareholder approval, provided such awards are made subject to Shareholder approval.

                              WSI INDUSTRIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                            WEDNESDAY, JANUARY 4, 2006
                                    1:30 P.M.

           WSI INDUSTRIES, INC.
(WSI LOGO) 213 CHELSEA ROAD, MONTICELLO, MN 55362                          PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JANUARY 4, 2006

The undersigned hereby appoints Michael J. Pudil, as proxy with full power of substitution to vote in his discretion cumulatively all shares of stock of WSI Industries, Inc. of record in the name of the undersigned at the close of business on November 7, 2005 at the Annual Meeting of Shareholders to be held at the Company's offices in Monticello, Minnesota on January 4, 2006 at 1:30 p.m., local time, or at any adjournment(s) or postponement(s) thereof, hereby revoking all former proxies.



                      See reverse for voting instructions.

                             - Please detach here -

1. ELECTION OF DIRECTORS:  01  Paul Baszucki     04  Eugene J. Mora       [ ] VOTE FOR             [ ] VOTE WITHHELD
                           02  Melvin L. Katten  05  Michael J. Pudil         all nominees             from all nominees
                           03  George J. Martin                               (except as marked
                                                                              to the contrary)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                          --------------------------------------------------

2. APPROVAL OF 2005 STOCK PLAN:                                           [ ] FOR            [ ] AGAINST         [ ] ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR EACH NOMINEE AND FOR EACH OTHER PROPOSAL.

Address Change? Mark Box [ ] Indicate changes below:
                                                                          Dated:
                                                                                 -------------------------------------------





                                                                          --------------------------------------------------
                                                                          Signature(s) in Box

                                                                          Please sign name(s) exactly as shown at left. When
                                                                          signing as executor, administrator, trustee or
                                                                          guardian, give full title as such; when shares
                                                                          have been issued in names of two or more persons,
                                                                          all should sign.